Exhibit 10.2
AMENDMENT NO. 1 TO THE
STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT
BETWEEN VAZON ENERGY LIMITED (the “Company”)
AND LIZ LANDLES (the “Employee”)
The Terms and Conditions of the Contract are amended as follows:
Clause 3.1 — Pay
The Employee’s base salary shall be £40,000 per annum.
Clause 4 — Hours of Employment
The Employee shall be expected to spend approximately 30% of her time working for CanArgo Energy Corporation (“CanArgo”).
Clause 6 — Holidays
The Employee’s holidays shall be pro-rated in accordance with her time working for CanArgo.
Clause 9 — Other Benefits
The cost of Employee’s benefits shall be pro-rated in accordance with her time working for CanArgo.
All other Terms and Conditions shall remain as in the Contract.
     They are subscribed by the Company and signed for and on its behalf at
     On the 27th day of June 2007

/s/ David Robson	Director
They are subscribed by the Employee in acknowledgement that she has received a copy of this Statement and has read it or has had it explained by a member of management and that she understands it.

At Toronto, Ontario
On the 27th day of June 2007
in the presence of

Signature of Witness /s/ Julian Hammond	Signature of Employee /s/ E A Landles
Full Name Julian Hammond
Address
13a Chesterford Gardens
London NW3 7DD
Agreed in accordance with the Agreement for
Provision of Management Services dated 18th February 2004
For and on behalf of CanArgo Energy Corporation

/s/ Vincent McDonnell Name: Vincent McDonnell

Position: President and Chief Executive Officer